Exhibit 99.1
Contacts:

Investor Relations
Krishna Gorti, M.D.
Vice President, Investor Relations
(973) 290-6122
Krishna.Gorti@themedco.com

FOR IMMEDIATE RELEASE

The Medicines Company Reports Fourth-Quarter and Full-Year 2017 Business and Financial Results
PARSIPPANY, N.J. - February 21, 2018 - The Medicines Company (NASDAQ: MDCO) today reported its financial results for the fourth quarter and full year ended December 31, 2017.

“We have successfully executed our strategic action plan for 2017 by divesting our non-core assets, restructuring our business to focus on inclisiran, and initiating the inclisiran Phase 3 ORION program - recently completing target enrollment ahead of schedule in both ORION 11 and ORION 9 trials” said Clive Meanwell, M.D., Ph.D., Chief Executive Officer of The Medicines Company.

Dr. Meanwell continued, “We expect momentum to continue throughout 2018, including rapid accrual of clinical safety information on inclisiran and manufacturing development. Based on this accelerated and efficient progress, we believe an NDA and MAA submission will be feasible as soon as the second half of 2019.”

Fourth-Quarter 2017 Financial Summary from Continuing Operations
Worldwide net revenue was $8.6 million in the fourth-quarter of 2017 compared to $17.4 million in the fourth-quarter of 2016, primarily from Angiomax, including both royalty revenues derived from the gross profit on authorized generic sales of Angiomax® (bivalirudin) by Sandoz, Inc. and worldwide Angiomax®/Angiox® (bivalirudin) net product sales. The fourth quarter of 2016 also included $0.4 million of sales related to the divested non-core cardiovascular products.
On a GAAP basis, loss from continuing operations in the fourth quarter of 2017 was $159.4 million, or $2.19 per share, compared to $82.8 million, or $1.17 per share, in the fourth quarter of 2016. Included in loss from continuing operations for the fourth quarter of 2017 were charges of approximately $63.0 million for the impairment of the contingent purchase price for Raplixa, $20.0 million milestone for the first dosing in phase III inclisiran study and $15.0 million in connection with an obsolescence inventory reserve for Angiomax. On a non-GAAP basis, adjusted loss (1) from continuing operations in the fourth quarter of 2017 was $44.4 million, or $0.61(1) per share, compared to $54.9 million, or $0.78(1) per share, in the fourth quarter of 2016.

(1)
Adjusted net loss and adjusted loss per share from continuing operations are non-GAAP financial performance measures with no standardized definitions under U.S. GAAP. For further information and a detailed reconciliation, refer to the “Non-GAAP Financial Performance Measures” and “Reconciliations of GAAP to Adjusted Loss From Continuing Operations and Adjusted Loss per Share” sections of this press release.

Fourth-Quarter 2017 Financial Summary from Discontinued Operations

In the fourth quarter of 2017 the Company entered into a definitive agreement to sell its infectious disease business unit to Melinta Therapeutics, Inc. for $270 million in upfront consideration and guaranteed payments ($215 million of guaranteed cash and $55 million of Melinta common stock), tiered royalty payments of 5% to 25% on worldwide net sales of Vabomere™, Orbactiv® and Minocin® IV, and the assumption by Melinta of all royalty, milestone and other payment obligations relating to those products.
In the first quarter of 2016, the Company completed the divestiture of its hemostasis products for an upfront payment of $174.1 million, and potential milestone payments of up to an additional $235.0 million, in the aggregate, following the achievement of certain specified net sales milestones.
Net loss from discontinued operations in the fourth quarter of 2017 was $18.8 million compared to $40.1 million in 2016.
Full-Year 2017 Financial Summary from Continuing Operations
Worldwide net revenue was $44.8 million for the full year 2017 compared to $143.2 million in 2016. Included in total net revenue for the full year 2017 and 2016 was $44.6 million and $104.9 million, respectively, of Angiomax revenue, including both royalty revenues derived from the gross profit on authorized generic sales of Angiomax (bivalirudin) by Sandoz, Inc. and worldwide Angiomax/Angiox (bivalirudin) net product sales.
On a GAAP basis, loss from continuing operations for the full year 2017 was $607.7 million, or $8.40 per share, compared to income from continuing operations of $20.5 million, or $0.28 per share, for the full year 2016. Included in net loss from continuing operations for 2017 were net charges of approximately $277.0 million associated with the discontinuation and market withdrawal of Ionsys (fentanyl iontophoretic transdermal system) in the U.S. market, $63.0 million for the impairment of the contingent purchase price of Raplixa, $27.3 million associated with the discontinuation of the clinical development program for MDCO-700, our investigational anesthetic agent, and $20.0 million milestone for the first dosing in the phase III inclisiran study. On a non-GAAP basis, adjusted loss (1) from continuing operations for the full year 2017 was $142.4 million, or $1.97(1) per share, compared to $169.0 million, or $2.42(1) per share, for the full year 2016.
Full-Year 2017 Financial Summary from Discontinued Operations
Net loss from discontinued operations for the full year 2017 was $100.7 million or $1.39 per share, compared to $139.7 million, or $1.91 per share in 2016.
At December 31, 2017, the Company had a total of $151.4 million in cash and cash equivalents.

Fourth-Quarter 2017 Conference Call and Webcast Information

The Company will host a conference call and webcast today, February 21, 2018, at 8:30 a.m., Eastern Daylight Time, to discuss its fourth-quarter 2017 financial results and provide clinical and operational updates. The dial-in information to access the call is as follows:

U.S./Canada:    (877) 359-9508
International:    (224) 357-2393
Conference ID:    3592738

A taped replay of the conference call will be available from 11:30 a.m., Eastern Daylight Time, today until 11:30 a.m., Eastern Daylight Time, on February 28, 2018. The replay may be accessed as follows:

U.S./Canada:    (855) 859-2056
International:    (404) 537-3406
Conference ID:    3592738

The webcast can be accessed in the Investors section of The Medicines Company website. A replay of the webcast will also be available.

About Inclisiran
Inclisiran (formerly known as PCSK9si and ALN-PCSsc) is an investigational GalNAc-conjugated RNAi therapeutic targeting PCSK9 - a genetically validated protein regulator of LDL receptor metabolism - being developed for the treatment of hypercholesterolemia. In contrast to anti-PCSK9 monoclonal antibodies (MAbs) that bind to PCSK9 in blood, inclisiran is a first-in-class investigational medicine that acts by turning off PCSK9 synthesis in the liver.

The Medicines Company and Alnylam Pharmaceuticals, Inc. are collaborating in the advancement of inclisiran pursuant to their 2013 agreement. Under the terms of the agreement, Alnylam completed certain pre-clinical studies and the Phase I clinical study, with The Medicines Company leading and funding the development of inclisiran from Phase II forward, as well as potential commercialization.
About The Medicines Company
The Medicines Company is a biopharmaceutical company driven by an overriding purpose - to save lives, alleviate suffering and contribute to the economics of healthcare. The Company’s mission is to create transformational solutions to address the most pressing healthcare needs facing patients, physicians and providers in cardiovascular care. The Company is headquartered in Parsippany, New Jersey.

Forward-Looking Statements
Statements contained in this press release about The Medicines Company that are not purely historical, and all other statements that are not purely historical, may be deemed to be forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words "believes," "anticipates," "plans," "expects" and "potential' and similar expressions, are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. Important factors that may cause or contribute to such differences include the ability of the Company to effectively develop inclisiran; whether inclisiran will advance in the clinical trials process on a timely basis or at all, or succeed in achieving its specified endpoints; whether the Company will make regulatory submissions for inclisiran on a timely basis; whether its regulatory submissions will receive approvals from regulatory agencies on a timely basis or at all; and such other factors as are set forth in the risk factors detailed from time to time in the Company's periodic reports and registration statements filed with the Securities and Exchange Commission, including, without limitation, the risk factors detailed in the Company's Quarterly Report on Form 10-Q filed with the SEC on November 9, 2017, which are incorporated herein by reference. The Company specifically disclaims any obligation to update these forward-looking statements.

NON-GAAP FINANCIAL PERFORMANCE MEASURES
In addition to financial information prepared in accordance with U.S. GAAP, this press release also contains adjusted loss from continuing operations and adjusted loss per share from continuing operations attributable to The Medicines Company. The Company believes these measures provide investors and management with supplemental information relating to operating performance and trends that facilitate comparisons between periods and with respect to projected information.

Adjusted loss from continuing operations excludes share-based compensation expense, amortization of acquired intangible assets, asset impairment charges, inventory adjustments, restructuring charges, charges associated with product discontinuance, milestone payments, changes in contingent purchase price, expenses incurred for certain transactions, non-cash interest expense, gain on sale of assets, loss on repurchase of debt and net loss tax adjustments. The Company believes these non-GAAP financial measures help indicate underlying trends in the Company’s business and are important in comparing current results with prior period results and understanding projected operating performance. Non-GAAP financial measures provide the Company and its investors with an indication of the Company’s baseline performance before items that are considered by the Company not to be reflective of the Company’s ongoing results. See the attached Reconciliations of GAAP to Adjusted Loss From Continuing Operations and Adjusted Loss per Share for explanations of the amounts excluded and included to arrive at adjusted net loss and adjusted loss per share amounts for the three- and twelve-month periods ended December 31, 2017 and 2016.

These adjusted measures are non-GAAP and should be considered in addition to, but not as a substitute for, the information prepared in accordance with U.S. GAAP. The Company strongly encourages investors to review its consolidated financial statements and publicly-filed reports in their entirety and cautions investors that the non-GAAP measures used by the Company may differ from similar measures used by other companies, even when similar terms are used to identify such measures.

THE MEDICINES COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
UNAUDITED
(In thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Net product revenues	$4,480	$8,319	$18,980	$71,956
Royalty revenues	4,115	9,110	25,809	71,205
Total net revenues	8,595	17,429	44,789	143,161
Operating expenses:
Cost of product revenues	20,438	14,337	47,193	60,653
Asset impairment charges	63,000	—	392,097	—
Research and development	55,600	24,425	138,370	92,107
Selling, general and administrative	29,644	49,534	132,225	212,482
Total operating expenses	168,682	88,296	709,885	365,242
Loss from operations	(160,087)	(70,867)	(665,096)	(222,081)
Co-promotion and license income	5,266	781	7,549	3,854
Gain on sale of assets	—	—	—	288,301
Loss on extinguishment of debt	—	—	—	(5,380)
Interest expense	(11,811)	(12,265)	(48,564)	(44,463)
Other income (loss)	248	(542)	1,840	346
(Loss) income from continuing operations before income taxes	(166,384)	(82,893)	(704,271)	20,577
Benefit (provision) for income taxes	6,968	110	96,576	(67)
(Loss) income from continuing operations	(159,416)	(82,783)	(607,695)	20,510
Loss from discontinued operations, net of tax	(18,846)	(40,073)	(100,678)	(139,682)
Net loss	(178,262)	(122,856)	(708,373)	(119,172)
Net loss attributable to non-controlling interest	—	4	—	54
Net loss attributable to The Medicines Company	$(178,262)	$(122,852)	$(708,373)	$(119,118)

Amounts attributable to The Medicines Company:
(Loss) income from continuing operations	$(159,416)	$(82,779)	$(607,695)	$20,564
Loss from discontinued operations, net of tax	(18,846)	(40,073)	(100,678)	(139,682)
Net loss attributable to The Medicines Company	$(178,262)	$(122,852)	$(708,373)	$(119,118)

Basic (loss) earnings per common share attributable to The Medicines Company:
(Loss) earnings from continuing operations	$(2.19)	$(1.17)	$(8.40)	$0.29
Loss from discontinued operations	(0.26)	(0.57)	(1.39)	(1.91)
Basic loss per share	$(2.45)	$(1.74)	$(9.79)	$(1.62)

Diluted (loss) earnings per common share attributable to The Medicines Company:
(Loss) earnings from continuing operations	$(2.19)	$(1.17)	$(8.40)	$0.28
Loss from discontinued operations	(0.26)	(0.57)	(1.39)	(1.91)
Diluted loss per share	$(2.45)	$(1.74)	$(9.79)	$(1.63)

Weighted average number of common shares outstanding:
Basic	72,950	70,492	72,356	69,909
Diluted	72,950	70,492	72,356	73,022

THE MEDICINES COMPANY
BALANCE SHEET ITEMS
UNAUDITED
(In thousands)

	December 31, 2017	December 31, 2016
Cash and cash equivalents	$151,359	$541,835
Total assets	$872,983	$1,705,211
Convertible senior notes (due 2017, 2022 and 2023)	$649,198	$677,333
The Medicines Company stockholders' equity	$24,914	$652,501

THE MEDICINES COMPANY
RECONCILIATIONS OF GAAP TO ADJUSTED LOSS FROM CONTINUING OPERATIONS AND ADJUSTED LOSS PER SHARE
UNAUDITED
(In thousands, except per share amounts)

		Three Months Ended December 31,		Year Ended December 31,
		2017	2016	2017	2016
(Loss) income from continuing operations attributable to The Medicines Company - GAAP		$(159,416)	$(82,779)	$(607,695)	$20,564
Before tax adjustments:
Cost of product revenues:
Share-based compensation expense	(1)	110	247	722	938
Amortization of acquired intangible assets	(2)	—	4,486	4,486	17,858
Inventory adjustments	(3)	14,661	606	11,348	2,599
Restructuring charges	(4)	(7)	383	(55)	767
Market withdrawal of Ionsys	(5)	—	—	8,458	—
Asset impairment charges
Market withdrawal of Ionsys	(5)	—	—	264,097	—
Discontinuance of MDCO 700	(6)	—	—	65,000	—
Impairment of contingent purchase price	(7)	63,000	—	63,000	—
Research and development:
Share-based compensation expense	(1)	556	472	2,906	2,412
Restructuring charges	(4)	1,435	4	1,794	1,455
Milestone charges	(8)	20,000	2,924	20,000	13,924
Market withdrawal of Ionsys	(5)	—	—	1,032	—
Selling, general and administrative:
Share-based compensation expense	(1)	6,332	5,432	25,886	25,936
Restructuring charges	(4)	2,341	750	3,348	15,194
Changes in contingent purchase price	(9)	—	(1,718)	692	(29,268)
Market withdrawal of Ionsys	(5)	—	—	3,434	—
Discontinuance of MDCO 700	(6)	—	—	(14,701)	—
Expenses incurred for certain transactions	(10)	—	7,500	—	15,387
Other:
Non-cash interest expense	(11)	6,543	6,789	26,868	26,182
Gain on sale of assets	(12)	—	—	—	(288,301)
Loss on extinguishment of debt	(13)	—	—	—	5,380
Net loss tax adjustments	(14)	—	—	(22,988)	—
Loss from continuing operations attributable to The Medicines Company - Adjusted		$(44,445)	$(54,904)	$(142,368)	$(168,973)

Net loss per share attributable to The Medicines Company - Adjusted
Basic		$(0.61)	$(0.78)	$(1.97)	$(2.42)
Diluted		$(0.61)	$(0.78)	$(1.97)	$(2.42)
Weighted average number of common shares outstanding:
Basic		72,950	70,492	72,356	69,909
Diluted		72,950	70,492	72,356	69,909

Explanation of Adjustments:

(1)
Excludes share-based compensation of $6,998 and $6,151 for the three months ended December 31, 2017 and 2016 and $29,514 and $29,286 for the year ended December 31, 2017 and 2016 because these expenses are substantially dependent on changes in the market price of the Company's common stock.

(2)	Excludes amortization of intangible assets resulting from the Incline Therapeutics transaction.

(3)	Excludes all non-cash inventory adjustments. Prior year balances revised to reflect all non-cash inventory adjustments for the respective periods.
(4) Excludes restructuring charges related to workforce reorganization initiated in the fourth quarter 2017, discontinuation and withdrawal of Ionsys and the sale of the non-core cardiovascular products.

(5)	Excludes charges associated with the voluntary discontinuation and withdrawal of Ionsys from the market in the United States and cessation of related commercial activities.

(6)	Excludes costs associated with the decision to discontinue the MDCO-700 program.

(7)	Excludes impairment of fair value of the contingent purchase price related to the discontinuation of Raplixa by Mallinckrodt.

(8)	Excludes upfront and milestone payments for the first patient dosing in a pivotal study of Inclisiran, and research and development collaboration arrangements and manufacturing scale up for MDCO-216.

(9)	Excludes changes in fair value of the contingent price related to the acquisitions of Incline Therapeutics and Annovation.

(10)	Excludes transaction costs related to the sale of the Non-Core ACC Products.

(11)	Excludes non-cash interest expense which is in excess of the actual interest expense paid on the Convertible Senior Notes.

(12)	Excludes gain on the sale of the Non-Core ACC Products.

(13)	Excludes loss on the repurchase of $220.0 million in aggregate principal amount of the 2017 Notes.
(14) Net loss tax adjustments reflect the estimated tax effect of the costs associated with the decision to discontinue the MDCO-700 program.

In addition to the financial information prepared in accordance with U.S. GAAP, this press release also contains adjusted financial measures that the Company believes provide investors and management with supplemental information relating to operating performance and trends that facilitate comparisons between periods and with respect to projected information. These adjusted measures should be considered in addition to, but not as a substitute for, the information prepared in accordance with U.S. GAAP. The Company strongly encourages investors to review its consolidated financial statements and publicly filed reports in their entirety and cautions investors that the non-GAAP measures used by the Company may differ from similar measures used by other companies, even when similar terms are used to identify such measures.